UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Loan and Security Agreement

Pursuant to their Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan of Reorganization" or "Plan") (as described in Item 1.03 below), upon the effective date of the Plan of Reorganization (the "Effective Date"), Xybernaut Corporation (the "Company") and Xybernaut Solutions, Inc. ("XSI"), as reorganized and merged by the confirmed Plan ("Reorganized Xybernaut") will enter into a Loan and Security Agreement (the "Loan Agreement") with East River Capital LLC ("ERC"). ERC will provide Xybernaut financing in the aggregate amount of $950,000 (the "New Loans") to fund payments to its creditors under and in accordance with the Plan of Reorganization to provide working capital. The New Loans will be comprised of a new term loan in the maximum principal amount of $575,000 (the "Term Loan") and a new revolving credit facility in the original principal amount of $375,000 (including $200,000 in principal previously advanced to Reorganized Xybernaut) (the "Revolving Loan").

The proceeds of the Term Loan will be used solely for the following purposes: (a) on the Effective Date, $175,000 will be deposited in the General Unsecured Creditors Distribution Fund (the "GUC Distribution Fund"), (b) on the Effective Date or as soon as practicable, amounts necessary to satisfy allowed administrative expense claims will be used to pay the holders of the allowed administrative expense claims, and (c) on the Effective Date or as soon as practicable, an amount not to exceed $400,000 will be used to pay the holders of allowed professional fee claims incurred from May 15, 2006 through the Effective Date on a pro rata basis. The Revolving Loan will be used solely to pay Xybernaut’s business expenses incurred in the ordinary course of its business. The Term Loan and Revolving Loan will bear interest from the date of the Loan Agreement until paid at the rate or rates set forth in the notes.

Xybernaut will assign, pledge and grant to ERC a continuing security interest in its accounts, inventory, equipment, general intangibles, investment property, deposit accounts, instruments and documents (the "Collateral"). Xybernaut agrees to pay on demand all costs, fees and expenses incurred by ERC in connection with the perfecting of a lien on the Collateral.

Upon any event of default, ERC may, among other things, (a) accelerate the obligations, (b) suspend, terminate or limit any further loans or other extensions of credit under the Loan Agreement, or (c) exercise its rights and remedies under the applicable Uniform Commercial Code.

The Amended and Restated Secured Promissory Note dated May 1, 2006 and the Security Agreement dated March 23, 2006 between Xybernaut and ERC remain in full force and effect. See Item 1.01 of the Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 8, 2006 for a description of the Amended and Restated Secured Promissory Note. See Item 1.01 of the Form 8-K filed with the SEC on March 29, 2006 for a description of the Security Agreement.
A copy of the Form of Loan Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

GUC Subordinated Plan Note

Pursuant to the Plan of Reorganization, Xybernaut and Howard S. Cohen, as the unsecured creditor representative (the "Representative"), will enter into a GUC Subordinated Plan Note (the "Note") in the amount of $1,000,000. The Note will terminate on the first business date following the fifth anniversary of the Effective Date. Pursuant to the Note, Xybernaut will pay the outstanding principal balance of the Note in an amount equal to 50% of the sum of excess cash flow (as defined in the Note) for each fiscal quarter, commencing with the first fiscal quarter ending on or after the Effective Date. The Note requires that Xybernaut deliver certain financial information to the Representative within 45 days after the end of each fiscal quarter. Payment under the Note will be subordinated to the repayment of the Amended and Restated Secured Promissory Note dated May 1, 2006, the Revolving Loan and the Term Loan.

At any time during the period from the Effective Date through the second anniversary of the Effective Date, Xybernaut may redeem the Note by delivering written notice to the Representative and paying $65,000.
A copy of the Form of Note is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

GUC Distribution Agreement
Pursuant to the Plan of Reorganization, Reorganized Xybernaut and the Representative will enter into the GUC Distribution Agreement (the "Distribution Agreement"). Pursuant to the Distribution Agreement, the Representative will establish the GUC Distribution Fund into which will be deposited the initial distribution of the $175,000 provided by the Term Loan, that portion of proceeds, if any, from the Litigation Fund to which the GUC Distribution Fund is entitled, and proceeds from the Note. The Representative will also establish a disputed claims reserve and administrative reserve from the amounts deposited in the GUC Distribution Fund. The initial distribution of $175,000 will occur within 30 days of the Effective Date and distributions thereafter will occur within 30 days of such time as the amount in the GUC Distribution Fund exceeds $100,000. The Representative will make additional distributions for the GUC Distribution Fund to holders of allowed general unsecured claims when and as required under the Plan of Reorganization, the Order (as defined below), the Distribution Agreement and any other documents evidencing or implementing the Plan.
A copy of the Form of Distribution Agreement is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

The Company and XSI (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the United States Code in Bankruptcy Court on July 25, 2005.

On December 5, 2006, the United States Bankruptcy Court for the Eastern District of Virginia (the "Court") entered its Order Confirming Debtors’ Amended Joint Plan of Reorganization Dated October 11, 2006 (the "Order") confirming the Plan of Reorganization. The Effective Date of the Plan of Reorganization is anticipated to be on or about December 15, 2006. A copy of the Plan of Reorganization as confirmed by the Court and a copy of the Order are attached as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

In its Order, the Court found that (a) the Company had provided proper notice of the deadline to object to confirmation of the Plan, the deadline to submit ballots in favor or against the Plan and of the confirmation hearing; (b) the Company’s solicitation of votes for the Plan was conducted in good faith; (c) the classification scheme under the Plan was reasonable; (d) the Plan had been accepted by the majorities required by the Bankruptcy Code; (e) the Plan complies with all of the applicable provisions of the Bankruptcy Code, including, but not limited to, 11 U.S.C. § 1129; (f) the Plan is feasible and not likely to be followed by further reorganization or liquidation; (g) the releases and injunctions provided for in the Plan were essential to the Plan and should be approved; (h) there were no alternative offers to purchase the Company’s common stock in accordance with the procedures set forth in the Plan.

Based on these findings, among others, the Court confirmed the Plan, overruled or resolved all objections thereto on terms as set forth in the Order, substantively consolidated the estates of the Company and XSI, and authorized the Company and XSI to take those actions necessary to implement the Plan. These actions include entering into the New Loans (as described above in Item 1.01) and to execute all necessary documents in this regard. The Court also authorized the Company and XSI to execute the GUC Distribution Agreement, create the Litigation Fund (as discussed below and more fully described in section 5.2 of the Plan of Reorganization) and for the Company and XSI to sell, at their discretion, their remaining intellectual property assets. The Debtors are authorized to make all distributions called for by the Plan. The Court also authorized the merger of XSI into the Company in accordance with the terms of the Plan and authorized the Company and XSI to execute and adopt all necessary corporate documents necessary to effectuate the merger. All common stock of the Company will be terminated and the Court approved the issuance of 1,000 shares of New Common Stock to ERC in exchange for a reduction of ERC’s secured claim. The Court also granted the Company and XSI a discharge from all prepetition and administrative expense claims and imposed an injunction enjoining the holders of such claims from taking any action to enforce such claims. The Court also approved releases for the Company and XSI, ERC and certain non-debtors. The Court also granted additional relief all as more fully set forth in the Order.

The following is a summary of the material terms of the Plan of Reorganization. This summary only highlights certain provisions of the Plan of Reorganization and is not intended to be a complete description of, or a substitute for, a full and complete reading of the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization. Capitalized terms used but not defined herein have the meaning ascribed to the in the Plan of Reorganization.

Summary
The following summarizes the key elements of the Plan:

• the Debtors will be substantively consolidated and will continue their businesses as Reorganized Xybernaut;
• XSI will be merged into the Company on the Effective Date;
• funding for payments to creditors under the Plan will be provided by the New Loans, proceeds (if any) of litigation, excess cash flow (if any) of Reorganized Xybernaut's businesses, and proceeds (if any) from the sale of the IP Assets;
• Reorganized Xybernaut will execute the Note payable to the Representative, in the principal amount up to $1,000,000;
• the GUC Distribution Fund will be established and funded with $175,000 in proceeds of the Term Loan, a portion of the proceeds (if any) of the Litigation Fund, and proceeds of the Note;
• the Representative will be appointed as a representative of holders of General Unsecured Claims and the Representative will administer the GUC Distribution Fund and make payments therefrom to holders of Allowed General Unsecured Claims;
• ERC will exchange a portion of the DIP Facility Claim in the amount of $952,748 for all of the New Common Stock of Reorganized Xybernaut on the Effective Date; and
• the balance of the DIP Facility Claim not exchanged by ERC for the New Common Stock will be paid over time by Reorganized Xybernaut after the Effective Date from proceeds (if any) of litigation.
Pursuant to the Plan,

Administrative Expense Claims. Unless otherwise agreed to by the parties, each holder of an Allowed Administrative Expense Claim (except for those representing liabilities incurred and payable in the ordinary course of business) will receive Cash equal to the unpaid portion of such Allowed Administrative Expense Claim on the later of the Effective Date and the first Business Day after the date that is thirty days after the date on which the Administrative Expense Claim is Allowed.
Professional Fee Claims. Professionals have been awarded fees and expenses of approximately $1.8 million pursuant to interim orders, which cannot be paid under the terms of the Plan until they are submitted to the Bankruptcy Court and approved on a final basis. It is estimated that Professionals will submit applications requesting allowance of fees and expenses on a final basis, through the Effective Date, in the amount of approximately $4 million.
Professional Fee Claims that are Allowed by a Final Order of the Bankruptcy Court shall be paid as follows:
• any Allowed Professional Fee Claim incurred from May 15, 2006 through the Effective Date will be paid pro rata from the Term Loan in the amount of $400,000.00, after payment of any Allowed Administrative Expense Claims paid on the Effective Date; and
• any Allowed Professional Fee Claim not otherwise paid shall be paid pro rata from (x) the Litigation Fund in accordance with section 5.2 of the Plan, and/or (y) proceeds from the sale of the IP Assets in accordance with section 5.3 of the Plan.
Reorganized Xybernaut will pay, in the ordinary course of business without the necessity for any approval by the Court, the reasonable fees and expenses of the professional persons employed by Reorganized Xybernaut accrued or incurred after the Effective Date, in connection with the implementation and consummation of this Plan, the claims reconciliation process or any other matters as to which such professionals may be engaged.
Priority Tax Claims. Unless otherwise agreed to by the parties, each holder of an Allowed Priority Tax Claim will receive, at the sole option of the Reorganized Debtors:
• Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the first Business Day after the date that is 30 calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim; or
• equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the interest rate in effect on the Effective Date for 5-year treasury bills, over a period not exceeding six years after the date of assessment of the Allowed Priority Tax Claim, which annual payments will begin one year after the Effective Date.
Treatment of Classes under the Plan
Pursuant to the Plan, claims were classified into nine separate classes. Classes 1 – 4 consist of secured and priority non-tax claims all of which are to be paid in full or in accordance with contractual or agreed upon terms. Class 5 consists of general unsecured claims with an estimated aggregate allowed amount of $2,000,000. Class 5 is to receive $175,000 funded by ERC under the New Loans, a portion of the proceeds from the Litigation Fund and proceeds from the GUC Subordinated Plan Note. Class 6 consists of intercompany claims which are extinguished under the plan. Classes 7 – 9 consists of equity interests in the Company and XSI or claims arising from damages arising from a purchase or sale of a security (the "510(b) Claims"). All equity interests in the Company and XSI are terminated under the Plan and holders of such interests and 510(b) Claims will not receive a distribution under the Plan on account of their equity interests or claims.

See section 4 of the Plan for a complete description of the treatment of claims and equity interests.

The ERC New Loans
As described above in Item 1.01, Reorganized Xybernaut will enter the Term Loan and Revolving Loan with ERC.

The Litigation Fund

On the Effective Date, the Litigation Fund will be established as a segregated Reorganized Xybernaut deposit account to receive and administer any and all net proceeds of Third Party Claims, after payment of all amounts due to any counsel bringing Third Party Claims on behalf of Reorganized Xybernaut. The Company, XSI, the Post-Effective Date Creditors Committee and the Representative are authorized to negotiate and enter into the Joint Litigation Agreement which will set forth procedures with respect to the Third Party Claims. Any net proceeds of the Litigation Fund will be distributed by Reorganized Xybernaut in accordance with section 5.2(b) of the Plan. See section 5.2 of the Plan for a complete description of the Litigation Fund.

The GUC Subordinated Plan Note
As described above in Item 1.01, Reorganized Xybernaut shall execute an unsecured, five-year term, cash flow note in the maximum amount of $1 million in favor of the GUC Representative for payment to the GUC Distribution Fund.
Merger
On the Effective Date, XSI will merge with and into the Company, with the Company being the surviving corporation (the "Merger").
Authorization and Issuance of the New Common Stock to ERC
On the Effective Date, all the agreements, instruments, and other documents evidencing the Claims or Equity Interests rights of any holder of a Claim or Equity Interest against the Debtors, any agreement obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors shall be deemed cancelled and of no force or effect.
Reorganized Xybernaut shall issue all 1,000 shares of New Common Stock to ERC on the Effective Date. The New Common Stock shall have a par value of $0.01 per share. Reorganized Xybernaut shall be organized as a private corporation and terminate its registration with the Securities and Exchange Commission.
On the Effective Date, all the agreements, instruments and other documents evidencing the claims or equity interests rights of any holder of a claim or equity interest against the Debtors, any agreement obligating the Debtors to issue, transfer or sell equity interests or any other capital stock of the Debtors will be deemed cancelled.

Releases

On the Effective Date, the Debtors will automatically release any and all claims that they may have against certain current and former directors and officers in their capacities as officers and directors, arising or based on any actions, conduct or omissions occurring from April 20, 2005 through and including the Effective Date, excluding willful misconduct, fraud, recklessness or gross negligence.

Claimants will be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recovery and will be deemed to release any Claim against certain current and former directors and officers occurring or arising from April 20, 2005 through and including the Effective Date, excluding willful misconduct, fraud, recklessness or gross negligence.

On the Effective Date, ERC will be released by the Debtors, Reorganized Xybernaut and Claimants from any and all claims that they are entitled to assert against ERC.

On or after the Effective Date, neither the Debtors, the Creditors’ Committee, the Equity Committee nor ERC will have or incur any liability to the Debtors for any act or omission after the Commencement Date, arising out of the Reorganization Cases, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or property to be distributed pursuant to the Plan, expect for willful misconduct, fraud, recklessness or gross negligence.

Assets and Liabilities

Information as to the Debtors’ assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Reports for the period October 1, 2006 through October 31, 2006, filed with the Court on November 29, 2006. The Monthly Operating Reports are filed as Exhibit 99.1 and Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2006 and are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Common Stock is currently traded on the pink sheets under the symbol XYBRQ. Because the Common Stock will be cancelled pursuant to the Plan, on the Effective Date, the Common Stock will be removed from the pink sheets and will cease to trade.

Item 3.03 Material Modifications to Rights of Security Holders.

As discussed above, pursuant to the Plan, all issued and outstanding Common Stock immediately before the effective date, which as of the date of filing bankruptcy petition consisted of 196,000,000 shares, will be automatically cancelled and be of no further force or effect, without the necessity of surrender of the stock certificates reflecting the Common Stock to the Company or its transfer agent.

Item 5.01 Changes in Control of Registrant.

After implementation of the Plan and the cancellation of the Common Stock, only 1000 shares of Common Stock of the reorganized Company will be outstanding, all of which will be held by ERC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Perry L. Nolen will be Chief Executive Officer of Reorganized Xybernaut (see Item 5.02 of Form 8-K filed on May 2, 2005 for information regarding Mr. Nolen).

Edward Maddox will be President of Reorganized Xybernaut. Mr. Maddox, 48, is currently President of XSI and has been with XSI for over 16 years. Prior to April 2005, Mr. Maddox served as Vice President of Consulting for XSI. Before joining XSI, Mr. Maddox worked as an independent consultant and also previously worked for several project management related companies such as Project Systems Consultants, Metier Management Systems and EG&G Washington Analytical Services.

Nancy E. Hogan will be Vice President, Finance and Administration of Reorganized Xybernaut. Ms. Hogan, 54, has served as Vice President, Contracts and Administration for the Company since September 2005. Prior to September 2005, Ms. Hogan served as Vice President, Finance and Administration for XSI and was employed by XSI for over 19 years.

Gary Engle and Thomas W. Goodwin will be directors of Reorganized Xybernaut.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with confirmation of the Plan, the Court approved the proposed Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amendment Restated Bylaws (the "Bylaws") of Reorganization Xybernaut, which are attached hereto as Exhibits 3.01 and 3.02, respectively.

Among other things, the Certificate of Incorporation will provide for the authorization of 1,000 shares of common stock. The Certificate of Incorporation will also identify prohibited and unauthorized transfers of common stock.

Among other things, the Bylaws will address proxies by stockholders; compensation for director; the election, tenure and power of the executive committee; dividends and finance; and indemnification. In addition, the size of the Board of Directors will be changed from six to 12 members to one to 15 members.

Item 8.01 Other Events.

After implementation of the Plan, Reorganized Xybernaut will have less than 300 holders of its capital stock. On or about the Effective Date, the Company intends to file a Form 15 to cease it status as a public company pursuant to Rule 12g-4 (a)(l)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will suspend its reporting obligations under the Exchange Act pursuant to Rule 12b-3(b)(l)(i) of the Exchange Act pursuant to Rule 12b-3(b)(l)(i) of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code*
2.2 Order Confirming Debtors’ Amended Joint Plan of Reorganization dated October 11, 2006
3.1 Form of Amended and Restated Certificate of Incorporation of Xybernaut Corporation
3.2 Form of Amended and Restated Bylaws of Xybernaut Corporation
10.1 Form of Loan and Security Agreement between Xybernaut Corporation and East River Capital LLC
10.2 Form of GUC Subordinated Plan Note
10.3 Form of GUC Distribution Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc. and Howard S. Cohen

* With the Plan of Reorganization, the Debtors filed the following additional exhibits as part of a Plan Supplement with the Bankruptcy Court:
• List of Officers and Directors of Reorganized Xybernaut Corporation
• Schedule of Executory Contracts to be Assumed
• Intellectual Property Asset Schedule
• Curriculum Vitae of GUC Representative

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

December 11, 2006	By:	/s/ Perry L. Nolen

Name: Perry L. Nolen
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.1	Debtors' Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code
2.2	Order Confirming Debtors' Amended Joint Plan of Reorganization dated October 11, 2006
3.1	Form of Amended and Restated Certificate of Incorporation of Xybernaut Corporation
3.2	Form of Amended and Restated Bylaws of Xybernaut Corporation
10.1	Form of Loan and Security Agreement between Xybernaut Corporation and East River Capital LLC
10.2	Form of GUC Subordinated Plan Note
10.3	Form of GUC Distribution Agreement between Xybernaut Corporation, Xybernaut Solutions, Inc. and Howard S. Cohen